UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	26-4596286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1741 Tiburon Drive Wilmington, North Carolina	28403
(Address of Principal Executive Offices)	(Zip Code)

Live Oak Bancshares, Inc. Amended and Restated 2015 Omnibus Stock Incentive Plan
(Full title of the plan)

Gregory W. Seward General Counsel Live Oak Bancshares, Inc. 1741 Tiburon Drive Wilmington, North Carolina 28403
(Name and address of agent for service)

910-790-5867
(Telephone number, including area code, of agent for service)

COPIES TO:
Jonathan A. Greene Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Telephone: (919) 781-4000 Facsimile: (919) 781-4865
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Voting Common Stock, no par value per share, reserved for issuance pursuant to Amended and Restated 2015 Omnibus Stock Incentive Plan	1,750,000	$29.95	$52,412,500	$6,525.36

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s voting common stock that may become issuable under the Amended and Restated 2015 Omnibus Stock Incentive Plan, or as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding voting common stock.

(2)
Estimated solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Registrant’s voting common stock on the Nasdaq Global Select Market on June 1, 2018 in accordance with Rule 457(h).

EXPLANATORY NOTE

This registration statement registers 1,750,000 additional shares of voting common stock, no par value per share, of Live Oak Bancshares, Inc. (the “Registrant”), relating to the Registrant’s Amended and Restated 2015 Omnibus Stock Incentive Plan. The contents of the Form S-8 as filed August 24, 2015, Registration No. 333-206547, and the Form S-8 as filed on May 27, 2016, Registration No. 333-211663, are incorporated by reference into this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents heretofore filed by the Registrant with the Commission are incorporated herein by reference:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 8, 2018, and amended on March 16, 2018, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 7, 2018;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on February 6, 2018, February 13, 2018, February 16, 2018, March 23, 2018, April 4, 2018, April 24, 2018, May 15, 2018, and May 18, 2018; and

(d)
The description of the Registrant’s voting common stock contained in the Registration Statement on Form S-1, as amended (File No. 333-205126), which description is incorporated by reference into the Form 8-A/A filed with the Commission on July 15, 2015, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may from time to time be furnished to the Commission be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.	Exhibits
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed on June 19, 2015)
3.2	Amended Bylaws of Live Oak Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's amended Registration Statement on Form S-1 filed on July 13, 2015)
4.1	Form of Voting Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 filed on June 19, 2015)
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP
10.1	Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 27, 2016)
10.2	Amendment to Amended and Restated 2015 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 18, 2018)
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 7th day of June, 2018.

Live Oak Bancshares, Inc.

By:	/s/ James S. Mahan III
James S. Mahan III
Chairman and Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY

We, the undersigned officers and directors of Live Oak Bancshares, Inc., do hereby constitute and appoint S. Brett Caines and Gregory W. Seward, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date
/s/ James S. Mahan III
James S. Mahan III	June 7, 2018
Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ S. Brett Caines
S. Brett Caines	June 7, 2018
Chief Financial Officer
(Principal Financial Officer)

/s/ J. Wesley Sutherland
J. Wesley Sutherland	June 7, 2018
Chief Accounting Officer
(Principal Accounting Officer)

/s/ William L. Williams III
William L. Williams III	June 7, 2018
Vice Chairman of the Board of Directors

/s/ Neil L. Underwood
Neil L. Underwood	June 7, 2018
President and Director

/s/ Miltom E. Petty
Miltom E. Petty	June 7, 2018
Director

/s/ William H. Cameron
William H. Cameron	June 7, 2018
Director

/s/ Diane B. Glossman
Diane B. Glossman	June 7, 2018
Director

/s/ Howard K. Landis III
Howard K. Landis III	June 7, 2018
Director

/s/ Jerald L. Pullins
Jerald L. Pullins	June 7, 2018
Director

/s/ Glen F. Hoffsis
Glen F. Hoffsis	June 7, 2018
Director